UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/27/2007

TRIMERIS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	561808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 419-6050
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 27, 2008, Trimeris, Inc. (the "Company") appointed Daniel Ratto, 49, as acting Chief Financial Officer ("CFO") of Trimeris. Mr. Ratto has over 20 years of experience as a financial consultant for more than 30 U.S. entities and has served in many in-house roles for clients, including at various times, CFO, Vice President of Finance and Controller. Mr. Ratto also currently serves as CFO of Deltagen, Inc., a leading provider of drug discovery tools and services to the biopharmaceutical industry, a position he has held since June 2003. From 2001 to 2002, Mr. Ratto served as CFO of Signature Fruit LLC. Mr. Ratto has served as a financial consultant to Trimeris since March of this year.

Mr. Ratto has been retained through an engagement of Hickey & Hill, Inc., a management advisroy firm. The Company expects to enter into an engagement agreement with Hickey & Hill, Inc. pursuant to which Hickey & Hill will charge the Company for Mr. Ratto's services as acting CFO.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

Date: August 02, 2007	By:	/s/ E. Lawrence Hil, Jr.
E. Lawrence Hil, Jr.
President and Chief Operating Officer